Exhibit (h)(3)(xi)

AMENDMENT NO. 11

TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDMENT No. 11 effective as of May 1, 2017 (“Amendment No. 11”) to the Amended and Restated Expense Limitation Agreement dated as of March 15, 2012, as amended (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company.

NOW THEREFORE, the Trust and FMG LLC hereby agree to modify and amend the Agreement as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto. Schedule A to the Agreement is being amended to modify the maximum annual operating expense limits with respect to the Target 2015 Allocation Portfolio, Target 2025 Allocation Portfolio, Target 2035 Allocation Portfolio, Target 2045 Allocation Portfolio, and Target 2055 Allocation Portfolio.

2.	Term. The term of the Agreement is extended through April 30, 2018.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 11 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

AMENDMENT No. 11

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class A+	Class B+
AXA Aggressive Allocation Portfolio*	1.00%	1.25%	1.25%
AXA Conservative Allocation Portfolio*	0.75%	1.00%	1.00%
AXA Conservative-Plus Allocation Portfolio*	0.85%	1.10%	1.10%
AXA Moderate Allocation Portfolio*	0.90%	1.15%	1.15%
AXA Moderate-Plus Allocation Portfolio*	0.95%	1.20%	1.20%

CharterSM Conservative Portfolio*, **	N/A	N/A	1.25%
CharterSM Moderate Portfolio*, **	N/A	N/A	1.25%
CharterSM Moderate Growth Portfolio*, **	N/A	N/A	1.35%
CharterSM Growth Portfolio*, **	N/A	N/A	1.40%
CharterSM Aggressive Growth Portfolio*, **	N/A	N/A	1.45%
CharterSM International Moderate Portfolio*, **	N/A	N/A	1.25%
CharterSM Income Strategies Portfolio*, **	N/A	N/A	1.20%
CharterSM Interest Rate Strategies Portfolio*, **	N/A	N/A	1.20%
CharterSM Real Assets Portfolio*, **	N/A	N/A	1.40%
CharterSM Alternative 100 Moderate Portfolio*, **	N/A	N/A	1.55%
CharterSM Small Cap Growth Portfolio*	1.20%*	1.45%*	1.45%
CharterSM Small Cap Value Portfolio*	1.20%*	1.45%*	1.45%
CharterSM Multi-Sector Bond Portfolio*	0.85%*	1.10%*	1.10%

Target 2015 Allocation Portfolio*	0.85%	1.10%	1.10%
Target 2025 Allocation Portfolio*	0.85%	1.10%	1.10%
Target 2035 Allocation Portfolio*, ***	0.85%	N/A	1.10%
Target 2045 Allocation Portfolio*, ***	0.85%	N/A	1.10%
Target 2055 Allocation Portfolio*, ***	0.85%	N/A	1.10%

+	Includes amounts payable pursuant to Rule 12b-1
*	Includes fees and expenses of underlying investment companies and any exchange-traded funds in which the Portfolio invests
**	Portfolio currently only has Class B shares registered
***	The Trust offers only Class B and Class K shares of this Portfolio